EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Contacts:	Ewen Cameron, President & CEO ecameron@teltronics.com 941.753.5000
IDEAS THAT COMMUNICATE 941.753.5000 941-751-7724 (Fax) 2511 Corporate Way Palmetto, FL 34221

Teltronics Announces Third Quarter Results

2009 third quarter net sales increased by 75.5% as compared to the same period in 2008.

Palmetto, FL, November 16, 2009 – On November 12, 2009, Teltronics, Inc. (OTCBB: TELT) announced its financial results for the three months and nine months ended September 30, 2009.

Sales for the three months ended September 30, 2009 were $14.2 million, as compared to $8.1  million reported for the same period in 2008.  Sales for the nine months ended September 30, 2009 were $35.6 million, as compared to $26.1 million for the same period in 2008.  Gross profit margin for the three months ended September 30, 2009 was 41.1% as compared to 38.8% for the same period in 2008.  Gross profit margin for the nine months ended September 30, 2009 was 40.4%, as compared to 35.3% for the same period in 2008.

Operating expenses for the three months ended September 30, 2009 were $2.9 million, as compared to $2.8 million for the same period in 2008.  Operating expenses for the nine months ended September 30, 2009 were $8.0 million, as compared to $11.2 million for the same period in 2008.

Net income for the three months ended September 30, 2009 was $2.6 million or $0.23 per fully diluted share, as compared to $75,000 or $(0.02) per fully diluted share, for the same period in 2008.  Net income for the nine months ended September 30, 2009 was $5.3 million or $0.48 per fully diluted share, as compared to a net loss of $1.4 million or $(0.26) per fully diluted share, for the same period in 2008.

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Net income available to common shareholders for the three months ended September 30, 2009 was $2.3 million, as compared to a net loss of $188,000 for the same period in 2008.  Net income available to common shareholders for the nine months ended September 30, 2009 was $4.5 million as compared to a net loss of $2.3 million for the same period in 2008.

“Teltronics is delighted with our third quarter results,” proclaims Ewen Cameron, Teltronics’ President and CEO. “With a focus on expense control, reduced operation redundancies and improving processes for increased efficiencies, the company has met its goal to increase gross margin and decrease operating costs during the 9 month period,” continues Cameron. “We also concentrated on increasing worldwide sales on higher gross margin products which has resulted in an increase in orders of our switching products (Cerato & 20-20).”

About Teltronics:
Teltronics, Inc. is a leading, global provider of innovative communications solutions that enable our customers to increase revenues, decrease costs and improve productivity.  The Company designs, develops and manufactures electronic equipment and applications software systems that enhance the performance of communications networks.  Teltronics develops VoIP and digital voice communications platforms and software and contact center solutions for small-to-large size businesses and government facilities.  Teltronics is also recognized as a leading provider of network management solutions enabling enterprises and service providers to effectively monitor and maintain voice and data networks.  All products are manufactured in an ISO 9000:2008 certified factory and the Company serves as a contract manufacturing partner to customers nationwide. Further information regarding Teltronics is available at the web site, www.teltronics.com.

A number of statements contained in this press release are forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements can generally be identified as such because the context of the statement will include words such as we "believe," "anticipate," "expect," or words of similar import.  Similarly, statements that describe our future plans, objectives, strategies or goals are also forward-looking statements.  These forward-looking statements involve a number of risks and uncertainties that may materially adversely affect the anticipated results.  Such risks and uncertainties include, but are not limited to, the timely development and market acceptance of products and technologies, competitive market conditions, payment of the consideration under our acquisition agreements, successful integration of acquisitions and the failure to realize the expected benefits of such acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses ,the ability to make payments under our outstanding indebtedness, the ability to pay dividends on our preferred stock, risks relating to foreign currency translations, and other factors described in the Company's filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

- See Tables Below –

TELTRONICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands, except shares and per share amounts

ASSETS

	September 30,	December 31,
	2009	2008
	(Unaudited)
Current assets:
Cash and cash equivalents	$1,309	$548
Accounts receivable, net	8,397	5,366
Inventories, net	4,711	5,085
Prepaid expenses and other current assets	400	622
Total current assets	14,817	11,621

Property and equipment, net	755	748
Other assets	365	275

Total assets	$15,937	$12,644

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY

Current liabilities:
Line of credit	$5,096	$4,291
Current portion of long-term debt and capital lease obligations	1,228	1,440
Accounts payable	5,263	6,954
Accrued expenses and other current liabilities	3,966	3,871
Total current liabilities	15,553	16,556
Long-term liabilities:
Deferred dividends	3,600	3,000
Long-term debt and capital lease obligations net of current portion	1,335	2,214
Total long-term liabilities	4,935	5,214

Commitments and contingencies
Shareholders' deficiency:
Capital stock	9	9
Additional paid-in capital	24,730	24,725
Accumulated deficit and other comprehensive loss	(29,290)	(33,860)
Total shareholders' deficiency	(4,551)	(9,126)

Total liabilities and shareholders' deficiency	$15,937	$12,644

The accompanying notes are an integral part of these condensed consolidated financial statements.

TELTRONICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
In thousands, except shares and per share amounts

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Net sales
Product sales and installation	$11,513	$5,097	$27,603	$17,656
Maintenance and service	2,692	2,999	7,994	8,528
	14,205	8,096	35,597	26,184
Cost of goods sold	8,367	4,954	21,209	16,934
Gross profit	5,838	3,142	14,388	9,250
Operating expenses:
General and administrative	1,270	1,075	3,562	4,617
Sales and marketing	839	798	2,184	3,088
Research and development	752	794	2,096	3,043
Depreciation and amortization	38	92	144	440
	2,899	2,759	7,986	11,188

Income (loss) from operations	2,939	383	6,402	(1,938)

Other income (expense):
Interest	(339)	(299)	(1,118)	(924)
Other	(14)	(3)	13	1,406
Minority interest income	---	---	---	38
	(353)	(302)	(1,105)	520
Income (loss) before income taxes	2,586	81	5,297	(1,418)
Income taxes	5	6	17	16
Net income (loss)	2,581	75	5,280	(1,434)
Dividends on Preferred Series B and C Convertible stock	263	263	791	832
Net income (loss) available to common shareholders	$2,318	$(188)	$4,489	$(2,266)

Net income (loss) per common share:
Basic	$0.27	$(0.02)	$0.52	$(0.26)
Diluted	$0.23	$(0.02)	$0.48	$(0.26)

Weighted average common shares outstanding:
Basic	8,648,361	8,647,539	8,647,810	8,647,539
Diluted	11,230,761	8,647,539	11,044,528	8,647,539

The accompanying notes are an integral part of these condensed consolidated financial statements.